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                                                                      EXHIBIT 11

                           RAMSAY YOUTH SERVICES, INC.

The following table sets forth the computation of basic and diluted earnings
(loss) per share:

                                                                QUARTER ENDED JUNE 30,             SIX MONTHS ENDED JUNE 30,
                                                            ------------------------------       ------------------------------
                                                                1999              1998               1999              1998
                                                            ------------      ------------       ------------      ------------
Numerator:
   Net (loss) income before extraordinary item, as
reported .............................................      $    357,000      $(14,193,000)      $  2,062,000      $(55,415,000)
   Dividends, Class B convertible preferred stock,
Series C .............................................                --           (90,000)                --          (181,000)
   Dividends, Class B convertible preferred stock,
Series 1996 ..........................................                --           (37,000)                --           (75,000)
   Dividends, Class B convertible redeemable preferred
     stock, Series 1997 ..............................                --           (69,000)                --          (125,000)
   Dividends, Class B redeemable preferred stock,
Series 1997-A ........................................                --           (90,000)                --          (180,000)
                                                            ------------      ------------       ------------      ------------
     Numerator for basic earnings (loss) per share -
       income attributable to common stockholders,
       before extraordinary item .....................           357,000       (14,479,000)         2,062,000       (55,976,000)

     Effect of dilutive securities ...................                --                --                 --                --
                                                            ------------      ------------       ------------      ------------

     Numerator for diluted earnings (loss) per share -
       income (loss) attributable to common
       stockholders after assumed conversions.........      $    357,000      $(14,479,000)      $  2,062,000      $(55,976,000)
                                                            ============      ============       ============      ============

Denominator:
   Denominator for basic earnings per share -
     weighted-average shares .........................         8,888,000         3,624,000          8,888,000         3,623,000

   Effect of dilutive securities:
     Employee stock options and warrants .............            17,000                --             20,000                --
                                                            ------------      ------------       ------------      ------------
   Dilutive potential common shares ..................            17,000                --             20,000                --
                                                            ------------      ------------       ------------      ------------
     Denominator for diluted earnings (loss) per share
     - adjusted weighted-average shares and assumed
     conversions .....................................         8,905,000         3,624,000          8,908,000         3,623,000
                                                            ============      ============       ============      ============

Basic earnings (loss) per share, before
  extraordinary item .................................      $        .04      $      (4.00)      $        .23      $     (15.45)
Extraordinary item ...................................                --              (.20)                --              (.21)
                                                            ------------      ------------       ------------      ------------
Basic earnings (loss) per share ......................      $        .04      $      (4.20)      $        .23      $     (15.66)
                                                            ============      ============       ============      ============

Diluted earnings (loss) per share before extraordinary
item .................................................      $        .04      $      (4.00)      $        .23      $     (15.45)

Extraordinary item ...................................                --              (.20)                --              (.21)
                                                            ------------      ------------       ------------      ------------
Diluted earnings (loss) per share ....................      $        .04      $      (4.20)      $        .23      $     (15.66)
                                                            ============      ============       ============      ============